Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-90275, No. 333-90277 and No. 333-72734) of Plug Power Inc. and subsidiary of our report dated February 9, 2001 relating to the 2000 financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Albany, New York

March 28, 2003